Exhibit 16.1

November 28, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 9 of GW Pharmaceuticals plc’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 28, 2018, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte LLP

London, United Kingdom

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